For Year ended 2/28/13                                         Series 76
File Number 811-07959

Sub-Item 77Q3:   Exhibits
--------------------------------------------------------------------------------
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 8, the following are additional sub-advisers for the series listed above:

Adviser name:  GRT Capital Partners GP, LLC
Is this an adviser or sub-adviser (A/S):  S
File number:   801-62286
City:   Boston    State: MA   Zip Code: 02109

Adviser name:  OMT Capital Management, LLC
Is this an adviser or sub-adviser (A/S):  S
File number:   801-60466
City:   San Francisco    State: CA   Zip Code: 94104

Adviser name:  M.A. Weatherbie & Co., Inc.
Is this an adviser or sub-adviser (A/S):  S
File number:   801-50672
City:   Boston    State: MA   Zip Code: 02110

Adviser name:  Connective Capital Management, LLC
Is this an adviser or sub-adviser (A/S):  S
File number:   801-74339
City:   Palo Alto    State: CA   Zip Code: 94301

For Period ended 2/28/13                                         Series 83
File Number 811-07959

Sub-Item 77Q3:   Exhibits
--------------------------------------------------------------------------------
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 8, the following are additional sub-advisers for the series listed above:

Adviser name:  Covenant Financial Services, LLC.
Is this an adviser or sub-adviser (A/S):  S
File number:   801-67969
City:   Oklahoma City    State: OK   Zip Code: 73102

Adviser name:  Crescat Portfolio Management, LLC
Is this an adviser or sub-adviser (A/S):  S
File number:   801-69008
City:   Denver    State: CO   Zip Code: 80202

Adviser name:  Sunrise Capital Partners, LLC
Is this an adviser or sub-adviser (A/S):  S
File number:   801-74456
City:   San Diego    State: CA   Zip Code: 92130